     As filed with the Securities and Exchange Commission on August 1, 1997
                                                        Registration No. -
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                              -------------------

                          UROQUEST MEDICAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                              -------------------

            Delaware                                     59-3176454
 (State or Other Jurisdiction of               (I.R.S. Employer Identification
 Incorporation or Organization)                            Number)

     173 Constitution Drive
         Menlo Park, CA                                     94025
 (Address of Principal Executive                         (Zip Code)
            Offices)


                              -------------------

                         UROQUEST 1994 STOCK OPTION PLAN
                   UROQUEST 1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)

                              -------------------
                             TERRY E. SPRAKER, Ph.D.
                      President and Chief Executive Officer
                          UroQuest Medical Corporation
                             173 Constitution Drive
                              Menlo Park, CA 94025
                     (Name and Address of Agent for Service)

                                 (415) 463-5180
          (Telephone Number, Including Area Code, of Agent for Service)

                                  With Copy to:

                              -------------------
                               Holland & Hart LLP
                        215 South State Street, Suite 500
                          Salt Lake City, UT 84111-2346
                                 (801) 595-7800
                         ATTENTION: DAVID R. RUDD, ESQ.

================================================================================

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------
                                              Proposed        Proposed
                                               Maximum         Maximum
                             Amount to        Offering        Aggregate         Amount of
Title of Securities to be        be           Price Per       Offering        Registration
     Registered(1)           Registered         Share           Price              Fee
------------------------------------------------------------------------------------------

1994 Stock Option Plan,
Common Stock, $0.001 par
value:
     Shares outstanding     1,250,107(2)      $ .76(3)      $   950,081(4)      $  287.90
     Shares available       2,178,464(5)       5.56(6)      $12,112,260(7)       3,670.38

1996 Employee Stock
Purchase Plan, Common
Stock, $0.001 par value       250,000(8)       5.56(6)      $ 1,390,000(7)         421.21
                            ---------                                           ---------
==========================================================================================
TOTAL                       3,678,571                                           $4,379.49
==========================================================================================

----------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement shall cover any additional shares of the Registrant's Common Stock, $0.001 par value, which are issued or become issuable under the 1994 Stock Option Plan or the 1996 Employee Stock Purchase Plan to prevent dilution resulting from any stock dividend, stock split, recapitalization or other similar transaction.

(2) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken into three subtotals. This subtotal represents the number of shares issuable upon exercise of currently outstanding options (options that have been granted as of the date of this Registration Statement).

(3) Calculated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The calculation is based on the weighted average exercise price (rounded to nearest cent) of the currently outstanding options.

(4) Calculated in accordance with Rule 457(h) under the Securities Act based on the aggregate exercise price of all currently outstanding options.

(5) This subtotal represents the number of shares issuable upon exercise of options that are available for grant, but have not been granted.

(6) Estimated in accordance with rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The calculation is based upon the average of the high and low sales prices of a share of Common Stock as reported on the Nasdaq National Market on July 29, 1997.

(7) Calculated in accordance with Rule 457(h) under the Securities Act based on the aggregate exercise price for options available for grant.

(8) This subtotal represents the number of shares authorized to be issued under the 1996 Employee Stock Purchase Plan.

                                     PART II

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents filed by UroQuest Medical Corporation (the "Registrant") with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

         (1) The Registrant's Annual Report on Form 10-K (File No. 0-20963), for the fiscal year ended December 31, 1996.

         (2) The Registrant's Amended Annual Report on Form 10-K/A (File No. 0-20963), for the fiscal year ended December 31, 1996.

         (3) The Registrant's Quarterly Report on Form 10-Q (File No. 0-20963), for the quarter ended March 31, 1997.

         (4) The description of the Registrant's Common Stock, par value $0.001, contained in the Registrant's Registration Statement on Form 8-A filed pursuant to section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"),

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "(a) corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor. . .{by reason of his service in one of the capacities specified in the preceding sentence} against expenses, (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper."

         The Registrant's Certificate of Incorporation provides that the Registrant's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions the director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the director derived improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Registrant or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its stockholders, for improper transactions between the director and the Registrant and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant will indemnify its directors, officers, employees and other agents to the fullest extent permitted by Delaware law. The Registrant is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person it is required or permitted to indemnify. Pursuant to this provision, the Registrant has entered into indemnity agreements with each of its directors and officers and has obtained directors' and officers' liability insurance.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

 Regulation                    Document
 ----------                    --------
 S-K Exhibit
 -----------

*4.1             Restated Certificate of
                 Incorporation of the Registrant, as
                 amended.  (Filed as Exhibit 3.1 to
                 the Registrant's Annual Report on
                 Form 10-K for the year ended
                 December 31, 1996, filed March 31,
                 1997).

*4.2             Bylaws of the Registrant, as
                 amended.  (Filed as Exhibit 3.3 to
                 Form S-1 filed July 16, 1996,
                 Registration Statement No.
                 333-07277).

*4.3             Form of Stock Certificate (Filed as
                 Exhibit 4.1 on Amendment No. 3 to
                 Form S-1 Reg. No. 333-07277 filed
                 October 17, 1996).

*4.4             UroQuest Medical Corporation 1994
                 Stock Option Plan (Filed as Exhibit
                 10.2 to Form S-1, Amendment No. 2
                 filed July 16, 1996, Commission File
                 No. 333-07277).

*4.5             UroQuest Medical Corporation 1996
                 Employee Stock Purchase Plan (Filed
                 as Exhibit 10.3 to Form S-1,
                 Amendment No. 2 filed July 16, 1996,
                 Commission File No. 333-07277).

5                Opinion of Holland & Hart LLP, as to
                 the legality of securities being
                 registered

23.1             Consent of KPMG Peat Marwick, LLP,
                 Independent Auditors

23.2             Consent of Holland & Hart LLP
                 (contained in Exhibit 5)

24               Power of Attorney (included on page
                 7 of this Registration Statement)


----------
*Exhibits incorporated herein by reference.

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on July 31, 1997.

                                    UroQuest Medical Corporation


                                    /s/ Terry E. Spraker
                                    ----------------------------------------
                                    Terry E. Spraker, Ph.D., President and
                                    Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS by these presents that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Terry
E. Spraker and Jeffrey L. Kaiser, and each of them as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities and dates indicated:

        Signature                           Title                                     Date
        ---------                           -----                                     ----

/s/ Terry E. Spraker                                                                 7/30/97
--------------------------
Terry E. Spraker, Ph.D.          President, Chief Executive
                                 Officer and Director (Principal
                                 Executive Officer)
/s/ Jeffrey L. Kaiser                                                                7/30/97
--------------------------
Jeffrey L. Kaiser                Vice President, Chief Financial
                                 Officer and Treasurer (Principal
                                 Financial and Accounting Officer)
/s/ Tom E. Brandt                                                                    7/30/97
--------------------------
Tom E. Brandt                    Vice President of Operations,
                                 Chief Operating Officer and
                                 Director
/s/ Richard C. Davis, M.D.                                                           7/30/97
--------------------------
Richard C. Davis, M.D.           Chairman of the Board


/s/ Jack W. Lasersohn                                                                7/30/97
--------------------------
Jack W. Lasersohn                Director


/s/ Gary E. Nei                                                                      7/30/97
--------------------------
Gary E. Nei                      Director


/s/ Maynard Ramsey, III                                                              7/30/97
--------------------------
Maynard Ramsey, III, M.D.,       Director
Ph.D.


/s/ Elizabeth H. Weatherman                                                          7/30/97
--------------------------
Elizabeth H. Weatherman          Director

                          UROQUEST MEDICAL CORPORATION

                                  EXHIBIT INDEX

 Regulation S-K                Document
 --------------                --------
 Exhibit
 -------

*4.1             Restated Certificate of
                 Incorporation of the Registrant, as
                 amended. (Filed as Exhibit 3.1 to
                 the Registrant's Annual Report on
                 Form 10-K for the year ended
                 December 31, 1996, filed March 31,
                 1997).

*4.2             Bylaws of the Registrant, as
                 amended. (Filed as Exhibit 3.3 to
                 Form S-1 filed July 16, 1996,
                 Registration Statement No.
                 333-07277).

*4.3             Form of Stock Certificate (Filed as
                 Exhibit 4.1 on Amendment No. 3 to
                 Form S-1 Reg. No. 333-07277 filed
                 October 17, 1996).

*4.4             UroQuest Medical Corporation 1994
                 Stock Option Plan (Filed as Exhibit
                 10.2 to Form S-1, Amendment No. 2
                 filed July 16, 1996, Commission File
                 No. 333-07277).

*4.5             UroQuest Medical Corporation 1996
                 Employee Stock Purchase Plan (Filed
                 as Exhibit 10.3 to Form S-1,
                 Amendment No. 2 filed July 16, 1996,
                 Commission File No. 333-07277).

5                Opinion of Holland & Hart LLP, as to
                 the legality of securities being
                 registered

23.1             Consent of KPMG Peat Marwick, LLP,
                 Independent Auditors

23.2             Consent of Holland & Hart LLP
                 (contained in Exhibit 5)

24               Power of Attorney (included on page
                 7 of this Registration Statement)

----------
*Exhibits incorporated herein by reference.